UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No

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AMERITRANS CAPITAL CORPORATION
(Name of Registrant as Specified In Its Charter)

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AMERITRANS CAPITAL CORPORATION
747 THIRD AVENUE, 4TH FLOOR
NEW YORK, NEW YORK 10017

Notice of Special Meeting of Shareholders
To Be Held on December 10, 2009

Dear Shareholders:

The Special Meeting of Shareholders of Ameritrans Capital Corporation (“Ameritrans” or the “Company”) will be held at the offices of Katten Muchin Rosenman LLP, 575 Madison Avenue, 11th Floor, New York, New York, on Thursday, December 10, 2009, at 10:00 a.m., to consider and act upon the following matters:

1.           To consider the approval of an Investment Advisory and Management Agreement between Ameritrans and Velocity Capital Advisors LLC;

2.           To consider and act upon such other matters as may properly come before the meeting or any adjournment thereof.

The Board has fixed the close of business on November 10, 2009 as the time which Shareholders are entitled to notice of and to vote at the meeting and any adjournments as shall be determined.  The stock transfer books of the Company will remain open.

All Shareholders are cordially invited to attend the meeting.

By Order of the Board of Directors,

/s/ Margaret Chance

MARGARET CHANCE, Secretary

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES.

AMERITRANS CAPITAL CORPORATION
747 THIRD AVENUE, 4TH FLOOR
NEW YORK, NEW YORK 10017

Proxy Statement for
Special Meeting of Shareholders
December 10, 2009

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Ameritrans Capital Corporation (the “Company”) for use at the Special Meeting of Shareholders to be held on December 10, 2009, and at any adjournment of that meeting.  In considering whether or not to have an adjournment, the Board will consider what is in the best interests of the shareholders.  All proxies will be voted as marked.  Proxies marked as abstaining (including proxies containing broker non-votes) on any matters to be acted upon by shareholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters.  Any proxy may be revoked by a shareholder at any time before it is exercised, by written or oral request to Margaret Chance, Secretary of the Company.  The date of mailing of this Proxy Statement is expected to be on or about November 12, 2009.

SOLICITATION OF PROXIES

The proxy enclosed with this Proxy Statement is solicited by the Board of Directors of the Company.  Proxies may be solicited by officers, directors and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services.  Such solicitations may be made personally, or by mail, facsimile, telephone, email, telegraph or messenger.  The Company may reimburse brokers and other persons holding shares in their names or in the names of nominees for expenses in sending proxy materials to beneficial owners and obtaining proxies from such owners.  All of the costs of solicitation of proxies will be paid by the Company.

All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted in accordance with the directions given and, in connection with any other business that may properly come before the Special Meeting, in the discretion of the persons named in the proxy.  Shareholders have no dissenters’ rights of appraisal in connection with any matter being presented at the Special Meeting.

VOTING SECURITIES

The Board of Directors has fixed November 10, 2009 as the record date for the determination of Shareholders entitled to vote at the Special Meeting.  At the close of business on September 30, 2009, there were outstanding and entitled to vote 3,395,5831 shares of Common Stock of the Company and 300,000 shares of Participating Preferred Stock .  Each share of Common Stock and Participating Preferred Stock is entitled to one vote for each share held.  The following table sets forth certain beneficial ownership information as to (i) those persons who, to our knowledge, owned 5% or more of our outstanding common stock or participating preferred stock as of September 30, 2009, (ii) each of our executive officers and directors, and (iii) all of our officers and directors as a group.  Except as set forth below, the address of each person listed below is the address of Ameritrans.

1 Does not include 10,000 shares of Common Stock held by a subsidiary of the Company not entitled to vote.

NAME	NUMBER OF SHARES OF COMMON STOCK OWNED	PERCENTAGE OF(A) OUTSTANDING COMMON STOCK OWNED	NUMBER OF SHARES OF PARTICIPATING PREFERRED STOCK OWNED	PERCENTAGE OF OUTSTANDING PREFERRED STOCK OWNED
*Michael Feinsod	461,685 (1)	12.84%	400	**
*Gary C. Granoff	381,041 (2)	11.09%	8,978(a)	2.80%
*Ellen M. Walker	24,574 (3)	**	0	**
*Lee A. Forlenza	29,908 (4)	1.14%	1,000	**
Steven Etra	184,462 (5)	5.42%	0	**
John R. Laird	8,100 (6)	**	0	**
Howard F. Sommer	8,000 (7)	**	1,163	**
*Silvia Mullens	21,993 (8)	**	393	**
*Margaret Chance	20,370 (9)	**	220(b)	**
Peter Boockvar c/o Miller Tabak + Co., 331 Madison Avenue New York, NY 10017	7,600 (10)	**	0	**
Ivan Wolpert 19 Fulton Street, Suite 301 New York, NY 10038	23,816 (11)	**	0	**
*Murray Indick 200 High Street, Suite 700 Boston, MA 02110	10,141 (12)	**	0	**
Prides Capital Partners, LLC 200 High Street, Suite 700 Boston, MA 02110	1,068,375 (13)	29.52%	0	**
Mitchell Partners L.P. 3187-D Airway Avenue Costa Mesa, CA 92626	289,210 (14)	8.45%	28,142	9.38%
All Officers and Directors, as a group (12 persons)***	774,993	22.82%	11,654	3.82%

(A)
Ownership percentages are based on 3,395,583 shares of Common Stock outstanding as of September 30, 2009. Under the rules of the Securities and Exchange Commission, shares of Common Stock that an individual has a right to acquire within 60 days from September 30, 2009, pursuant to the exercise of options, warrants or other convertible securities, are deemed to be outstanding for the purpose of computing the percentage ownership of such person, but are not deemed to be outstanding for the purpose of computing the percentage of ownership of any other person shown in the table.

*
Michael Feinsod, Gary C. Granoff, Murray Indick, Ellen M. Walker (directors), Margaret Chance, Lee Forlenza, and Silvia Mullens (officers), are each “interested persons” with respect to Ameritrans, as such term is defined in the 1940 Act.

**	Less than 1%.

***
All Officers and Directors: Michael Feinsod, Gary C. Granoff, Ellen M. Walker, Steven Etra, Margaret Chance, Silvia Mullens, Lee Forlenza, Murray Indick, John R. Laird, Howard F. Sommer, Ivan Wolpert and Peter Boockvar.  Shares of Common Stock that all officers and directors have a right to acquire within 60 days from September 30, 2009, pursuant to the exercise of options, warrants or other convertible securities, are not deemed to be outstanding for the purpose of computing the aggregate percentage of Common Stock owned for all officers and directors.

(1)
Includes (1) 14,950 shares held by Mr. Feinsod in his IRA account, (2) 180,000 shares issuable to Mr. Feinsod upon the exercise of five-year options granted pursuant to the 1999 Employee Incentive Stock Option Plan, as amended (the “Employee Plan”), (3) 20,000 shares issuable to Mr. Feinsod upon the exercise of five year options granted pursuant to the Employee Plan not fully vested.  Such options vest on November 27, 2009, (4) 230,235 shares held by Infinity Capital Partners, L.P (“Infinity”), (5) 14,000 shares held by Shoulda Partners, L.P. (“Shoulda”), and (6) 2,500 shares issuable to Shoulda upon the exercise of the Private Offering Warrants.  Because Mr. Feinsod is a controlling person of Infinity and a general partner of Shoulda, he may also be deemed to be a beneficial owner of securities held by Infinity and Shoulda.

(2)
Includes (i) 153,180 shares owned directly by Mr. Granoff; (ii) 16,900 shares owned by The Granoff Family Foundation, a charitable foundation for which Mr. Granoff and his mother and brother are trustees; (iii) 261 shares held by GCG Associates Inc., a corporation controlled by Mr. Granoff; (iv) 78,584 shares owned by DAPARY Management Corp., a corporation controlled by Mr. Granoff; (v) 12,000 shares owned by J & H Associates Ltd. Pts., a partnership whose general partner is GCG Associates Inc., a corporation controlled by Mr. Granoff; (vi) 71,979 shares, and 2,500 shares issuable upon the exercise of five (5) year warrants granted pursuant to the Company’s July 29, 2005 offering of common stock and warrants (the “Private Offering Warrants”) held by Mr. Granoff in various IRA or pension accounts; (vii) 6,000 shares held in an irrevocable qualified subchapter s trust for the benefit of Mr. Granoff’s son whereby Mr. Granoff is the trustee; (viii) 26,700 shares issuable upon exercise of five-year options granted under the Employee Plan; and (ix) 12,937 shares owned directly by Leslie Granoff, Mr. Granoff’s wife, of which shares he disclaims beneficial ownership.  Excludes 47,855 shares held by JR Realty Corp., a company owned in part and controlled in part by Mr. Granoff’s wife.

(a)
Includes (i) 500 shares of Participating Preferred Stock owned by DAPARY Management Corp., a corporation controlled by Mr. Granoff; (ii) 1,000 shares of Participating Preferred Stock owned by J & H Associates Ltd. Pts., a partnership whose general partner is GCG Associates Inc., a corporation controlled by Mr. Granoff; (iii) 6,478 shares of Participating Preferred Stock held by Mr. Granoff in various IRA or pension accounts; and (iv) 1,000 shares of Participating Preferred Stock directly owned by Leslie Granoff, Mr. Granoff’s wife, as to which shares Mr. Granoff disclaims beneficial ownership.

(3)
Includes (i) 14,374 shares held directly by Ms. Walker, (ii) 200 shares held by Ms. Walker as custodian for her son, and (iii) 10,000 shares issuable upon the exercise of five-year options granted under the Employee Plan.

(4)
Includes (i) 17,928 shares held directly by Mr. Forlenza, (ii) 3,230 shares held for the benefit of Mr. Forlenza’s IRA, and (iii) 8,750 shares issuable upon the exercise of five-year options granted under the Employee Plan.

(5)
Includes (i) 55,472 shares of common stock, $.0001 par value (the “Shares”) held directly by Mr. Etra; (ii) 29,022 Shares owned jointly by Mr. Etra and his wife; (iii) 27,000 Shares held by Mr. Etra’s wife; (iv) 39,080 Shares held by Fiserv Securities Inc. for the benefit of Mr. Etra’s IRA; (v) 10,000 Shares held by SRK Associates LLC, a limited liability company controlled by Mr. Etra; (vi) 10,000 Shares held by Lance’s Property Development Corp. Pension Plan, of which Mr. Etra is a trustee; and (vii) options to purchase up to 13,888 Shares granted under the Non-Employee Director Stock Option Plan (the “Director Plan”).

(6)	Includes 100 shares owned directly by Mr. Laird and 8,000 shares issuable upon exercise of five-year options granted under the Director Plan.

(7)	8,000 shares issuable upon exercise of five-year options granted under the Director Plan.

(8)	Includes (1) 293 shares of Common Stock held in a pension plan and (2) 21,700 shares issuable upon the exercise of five-year options granted under the Employee Plan.

(9)
Includes (i) 1,200 shares owned directly by Ms. Chance, (ii) 200 shares held by Ms. Chance as custodian for her daughter, Alexis Chance, (iii) 50 shares held directly by her daughter, Alexis Chance, (iv) 2,220 shares held by Ms. Chance in various IRA or pension accounts, and (v) 16,700 shares issuable upon the exercise of five-year options granted under the Employee Plan.

(b)	Participating Preferred Stock held in a pension account.

(10)
Includes an aggregate of 7,600 shares held individually by Mr. Boockvar or jointly with Mr. Boockvar’s wife.  Excludes options to purchase up to 25,538 shares issuable upon exercise of five-year options granted under the Director Plan not yet vested.  These options vest on May 6, 2010.

(11)
Mr. Wolpert is a principal of Belle Harbour Capital, L.L.C.  Includes (i) 7,974 shares owned directly by Mr. Wolpert, (ii) 1,068 shares issuable to Mr. Wolpert upon the exercise of Private Offering Warrants, (iii) 9,433 shares issuable upon the exercise of five year options granted under the Director Plan, (iv) 4,273 shares held by Belle Harbour Capital, L.L.C., and (v) 1,068 shares issuable to Belle Harbour Capital, L.L.C. upon the exercise of the Private Offering Warrants.  Mr. Wolpert disclaims beneficial ownership of the shares held by Belle Harbour Capital, L.L.C., except to the extent of his pecuniary interest therein.

(12)
Includes 10,141 shares issuable upon exercise of five-year options granted under the Director Plan.  Murray A. Indick is a Partner of Prides Capital Partners, L.L.C.  Excludes (i) 854,700 shares held directly by Prides Capital Fund I, L.P., and (ii) 213,675 shares issuable to Prides Capital Fund I, L.P. upon the exercise of the Private Offering Warrants.  Because Prides Capital Partners, L.L.C. is the general partner of Prides Capital Fund I, L.P., Prides Capital Partners, L.L.C. may be deemed the beneficial owner of the securities held by Prides Capital Fund I, L.P.  Because Mr. Indick is a controlling member of Prides Capital Partners, L.L.C., he may also be deemed to be a beneficial owner of securities deemed to be beneficially owned by Prides Capital Partners, L.L.C.  Mr. Indick disclaims beneficial ownership of the shares held directly or indirectly by Prides Capital Partners, LLC except to the extent of his pecuniary interest therein.

(13)
Includes (i) 854,700 shares held directly by Prides Capital Fund I, L.P., and (ii) 213,675 shares issuable to Prides Capital Fund I, L.P. upon the exercise of the Private Offering Warrants.  Because Prides Capital Partners, L.L.C. is the general partner of Prides Capital Fund I, L.P., Prides Capital Partners, L.L.C. may be deemed the beneficial owner of the securities held by Prides Capital Fund I, L.P.

(14)
Includes 274,210 shares owned directly by Mitchell Partners L.P. and 15,000 shares issuable to Mitchell Partners upon the exercise of the Private Offering Warrants, based solely upon the most recent ownership filing of Mitchell Partners L.P.

Except pursuant to applicable community property laws or as described above, each person listed in the table above has sole voting and investment power, and is both the owner of record and the beneficial owner of his or her respective shares.

For as long as certain persons listed above hold five percent (5%) or more of the Company’s outstanding Common Stock, they will be deemed to be “affiliated persons” of the Company, as such term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

COMPLIANCE WITH SECTION 16(A) OF THE 1934 ACT

Section 16(a) of the Securities Exchange Act of 1934 (the “1934 Act”) requires the Company’s officers and directors, and persons who own more than ten percent (10%) of the Company’s Common Stock (“Reporting Persons”), to file initial reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission (“SEC”) and to furnish the Company with copies of all reports filed.

Based solely on a review of the forms furnished to the Company, or written representations from certain reporting persons, the Company believes that as of June 30, 2009, all changes in beneficial ownership have been disclosed to the SEC as required by Section 16(a) of the 1934 Act, or have been previously reported in the Company’s filings with the SEC.

CHANGES IN CONTROL

There are no arrangements known to the Company at this time which may at a subsequent date result in a change of control of the Company.

PROPOSAL NO. 1

TO CONSIDER THE APPROVAL OF AN INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT WITH
VELOCITY CAPITAL ADVISORS LLC

On September 23, 2009, the Board unanimously approved an Investment Advisory and Management Agreement (the “Advisory Agreement”) with Velocity Capital Advisors LLC (the “Adviser”), subject to shareholder approval.  The affirmative vote of a majority of the Common Stock and the Participating Preferred Stock, voting together as a single class, present or represented at the meeting is required to ratify and approve the Advisory Agreement.  The Advisory Agreement is summarized below and attached hereto as Exhibit A.

Background

Beginning in 2007, the Company’s management has spent a significant amount of time developing a plan to improve the Company’s financial performance.  In October 2008, in furtherance of this new plan, the Company sold substantially all of its taxicab medallion loans to a third party and utilized substantially all of the net proceeds from such sale to fully pay down our bank indebtedness.  Under the Company’s current plan, Ameritrans will continue to invest in its other traditional asset classes, including but not limited to, real estate secured loans, and other secured loans, as well as selected equity investments (collectively referred to as the “Core Business Investments”), as we have in the past.  We presently expect existing management to continue to make Core Business Investments, which we believe will continue to provide Ameritrans with a current cash investment return.

We also plan to expand our business and investment portfolio, to the extent permitted under the Investment Company Act of 1940 (the “1940 Act”) and under our Exemptive Order.  Beginning in June 2007, we initiated a new area of business.  This new business focuses on building a diverse portfolio of corporate loans (“Corporate Loans”) to middle market companies (the “Corporate Loan Strategy”).  Given the size of the corporate loan market, we believe that the Corporate Loan Strategy will allow us to increase the Company’s asset base.  As of June 30, 2009, we had committed approximately $12.2 million of assets as part of our Corporate Loan Strategy.

To pursue the Corporate Loan Strategy, we plan to engage a new manager, Velocity Capital Advisors (“Velocity” or “VCA”), which will be responsible for building and managing Corporate Loan investments.  The senior partners of VCA have spent more than 15 years investing in middle market companies, having worked together for over 15 years, including approximately ten years at CIBC World Markets and its affiliates (“CIBC”).  The senior partners of VCA have been involved in all aspects of middle market investing including origination, negotiation of terms, portfolio management, distribution and syndicate, restructuring and asset sales.  The VCA team has experience in assembling portfolios of middle market loans and investments and managing these portfolios through several credit cycles, including both attractive and stressed credit environments.

In March 2008 our shareholders approved an investment management and advisory agreement which would have provided for Velocity to act as the Company’s and Elk’s advisor with respect to the Corporate Loan Strategy, subject to approval by the U.S. Small Business Administration or “SBA” (the “Originally Contemplated IM Agreement”).  The Originally Contemplated IM Agreement would have required the approval of the SBA before it could become effective because Elk is governed under the U.S. Small Business Investment Act of 1958.  SBA approval of the Originally Contemplated IM Agreement has not been obtained to date.  In order to facilitate effectiveness of the relationship between the Company and Velocity, Elk will not be a party to the Advisory Agreement.  Accordingly, SBA approval will not be required in order for the Advisory Agreement to take effect.

We define the middle market as companies comprising earnings before interest taxes and depreciation (“EBITDA”) of between $10 and $100 million.  We believe many opportunities exist to provide loans to companies of this size, due to:

The large size of the market, with an estimated 17,500 companies,

The high level of acquisition activity in this sector of the market with over 1,200 transactions of less than $500 million in each of the last 4 years,

The significant amount of private equity that has been raised to invest explicitly in middle market companies, and

Annual senior secured loan volume of over $30 billion according to Loan Pricing Corp.

Ameritrans intends to invest primarily in first lien term loans of middle market companies which, because of their priority in a company’s capital structure, we expect will have lower default rates and higher rates of recovery of principal if there is a default.  Our middle market business will primarily target companies that have strong historical cash flows, strong collateral coverage, equity sponsorship, experienced management teams and identifiable and defendable market positions.  The Corporate Loan Portfolio will initially focus on average investments of between $1 million and $5 million, with an objective of building the Corporate Loan portfolios with significant diversity across both issuers and industries.  The average size and diversity of the Company’s Corporate Loan investments will serve to further mitigate risk.

We expect that the investments made as part of the Corporate Loan Strategy will generate current income, capital appreciation and fee income related to the origination and investment management of such investments.  Growing our portfolio of Corporate Loan assets will require additional capital and the use of leverage to carry out this plan.

Since the inception of the Corporate Loan Strategy in June 2007, Velocity has demonstrated its strong relationships with numerous middle market private equity sponsors and regional and national financial institutions, to create substantial opportunities for our purchase of syndicated loans.  Velocity also has extensive relationships with the traditional middle market “club” lenders and investment funds, which will provide an additional source of direct lending opportunities.  We will seek to manage risk through a rigorous credit and investment underwriting process and active portfolio monitoring program, while building a diverse investment portfolio.

As a BDC, we will offer, and will provide upon request, managerial assistance to our portfolio companies.  This assistance could involve, among other things, monitoring the operations of our portfolio companies, participating in board and management meetings, consulting with and advising officers of portfolio companies and providing other organizational and financial guidance.  We may receive fees for these services.

Management of Velocity

Edward Levy  Mr. Levy has been a principal of Meritage Capital Advisors, a financial services firm engaged in leveraged finance and private equity origination, distribution and asset management, since January 2005.

Mr. Levy was a managing director of CIBC World Markets Corp. from August 1995 through December 2004, and was co-head of CIBC World Markets Corp.’s Leveraged Finance Group from June 2001 until December 2004.  From February 1990 to August 1995, Mr. Levy was a managing director of Argosy Group L.P., a private investment banking firm.  He was a member of the firm’s Capital Markets Committee, responsible for structuring and approving all leveraged finance transactions (bank loan, bond, private placement and bridge transactions) and commitments of capital, and a member of both the U.S. Executive Management Committee and CIBC World Markets Executive Committee, among several other internal committees.

Since June 2006, Mr. Levy has been the president of Rand Logistics.  From its inception in November 2004 to June 2006, Mr. Levy acted as special advisor to Rand Logistics.  Since November 2008, Mr. Levy has been Vice Chairman of Essex Rental Corp., which provides lattice boom crawler cranes and attachment rental services.

From June 1995 through July 2005, Mr. Levy was a member of the board of managers of Norcross Safety Products LLC, a company engaged in the design, manufacture and marketing of branded products in the fragmented personal protection equipment industry.  Mr. Levy is also a director of Derby Industries.  From July 1999 until March 2005, he was also a director of Booth Creek Ski Holdings, Inc., a company that owns and operates six ski resort complexes encompassing nine separate resorts.  Mr. Levy is a member of the board of directors of a number of privately-held companies.  Mr. Levy received a B.A. from Connecticut College.

In 2005, Mr. Levy co-founded Velocity Capital Advisors with Mr. McLallen.

Walter F. McLallen  Mr. McLallen is a founder and has been a principal of Meritage Capital Advisors, a financial services firm engaged in leveraged finance and private equity origination, distribution and asset management, since 2004.

Mr. McLallen was a managing director of CIBC World Markets Corp. from August 1995 through December 2003, and was head of CIBC World Markets Corp.’s debt capital markets group from 1997 through 2003 and head of its high yield distribution (sales, trading and research) group from 2001 through 2003.  These roles included management responsibility for overseeing the firm’s high yield portfolios and bridge commitment books.  He was also the Chairman of the firm’s Capital Markets Committee, responsible for structuring and approving all leveraged finance transactions (bank loan, bond, private placement and bridge transactions) and commitments of capital, and a member of both the U.S. Executive Management Committee and CIBC World Markets Executive Committee, among several other internal committees.

From February 1990 to August 1995, Mr. McLallen was a managing director of Argosy Group a private investment banking firm, and was a member of the mergers and acquisitions department of the investment banking firm Drexel Burnham Lambert from 1988 to 1990.  Mr. McLallen is a director of Freedom Group, Inc., Tier 1 Group and Alpha Media Group.  Mr. McLallen received a B.A. from the University of Illinois at Urbana-Champaign.

In 2005, Mr. McLallen co-founded Velocity Capital Advisors with Mr. Levy.

Management Services

The Adviser will serve as the non-discretionary investment adviser to the Company with respect to the investment in (A) below investment grade (i) senior loans and notes, and (ii) subordinated notes, and (B) any other debt instruments to which the parties mutually agree ((A) and (B) collectively referred to as the “Debt Portfolio”) and (C) incidental equity investments received in connection with the investment in the Debt Portfolio (“Incidental Equity”) (collectively, the “Velocity Assets”).  All investments in the Velocity Assets are subject to the supervision of the Board and the review and recommendation of the Company’s VCA investment committee, which we refer to herein as the “investment committee.”  Subject to the overall supervision of the Board, the Adviser manages the day-to-day operations of, and provides investment advisory and management services to the Company with respect to the Velocity Assets.  Under the terms of the Advisory Agreement, the Adviser, with respect only to the Velocity Assets:

Recommend to the investment committee the composition of the Velocity Assets, the nature and timing of the changes to the Velocity Assets and the manner of implementing such changes;

identify, evaluate and negotiate the structure of the investments the Company makes (including performing due diligence on our prospective portfolio companies), as approved by the investment committee and the Board;

consummate and monitor the investments the Company makes upon requisite approval thereof by the Board and the investment committee;

determine subject to Board or committee approval the securities and other assets that the Company purchases, retains or sells; and

provide such other investment advisory, research and related services as the Company may reasonably require.

At such time as the Velocity Assets exceed $75 million (and unless the Adviser has otherwise terminated the exclusivity obligations of the Company in accordance with the Advisory Agreement), the Adviser’s services under the Advisory Agreement will be exclusive with respect to the Velocity Assets and assets similar to the Velocity Assets.

Management Fee

Pursuant to the Advisory Agreement, the Company will pay the Adviser a one-time lump sum payment in the amount of $225,000 upon the effective date of the Advisory Agreement.  In addition, the Company will pay the Adviser a fee for investment advisory and management services consisting of three components: (1) a base management fee (the “Base Management Fee”), (2) an income-based fee (the “Income-Based Fee”), and (3) a capital gains fee (the “Capital Gains Fee”), such Capital Gains Fee to be paid for the fiscal year commencing July 1, 2009, which fee calculation shall exclude gains realized for any prior period, and each fiscal year thereafter.

(1)           The Base Management Fee with respect to each calendar quarter shall equal the sum of the following:

(x)           (i)           0.75 % per annum of Velocity Assets (including loans, notes, and securities) rated BB- or above in total amount of $300 million or less; plus

(ii)           0.625% per annum of such assets in total amount of more than $300 million; plus

(y)           (i)           1.500% per annum of Velocity Assets (including loans, notes, and securities) that are unrated or rated below BB- and Incidental Equity in total amount of $250 million or less; plus

(ii)           1.325% per annum of such assets in total amount of more than $250 million, but less than or equal to $400 million; plus

(iii)           1.150% per annum of such assets in total amount of more than $400 million.

For purposes of determining the Base Management Fee, the amounts of assets (which shall exclude cash or cash equivalents, but include assets purchased with borrowed funds) shall be determined as the average (arithmetic mean) of their respective amounts on the last day of such calendar quarter and the calendar quarter immediately preceding such calendar quarter, except that, with respect to the calendar quarter during which the effective date of the Advisory Agreement occurs, the amounts of assets shall be determined as their respective amounts on the last day of such calendar quarter.  The Base Management Fee for any partial month or quarter will be appropriately pro rated.  The Base Management Fee and the Income-Based Fee will be paid quarterly in arrears, subject to dispute resolution procedures relating to calculation of such fees as set forth in the Advisory Agreement.

(2)           The Income-Based Fee and Capital Gains Fee with respect to the Velocity Assets shall be determined as follows:

(i)             The Income-Based Fee with respect to each calendar quarter shall equal the sum of (x) an amount equal to any excess of Net Investment Income on Velocity Assets for such quarter over 2% of Average Equity for such quarter deployed in the Velocity Assets, except insofar as such Net Investment Income exceeds 2.424% of Average Equity for such quarter, plus (y) an amount equal to 17.5% of Net Investment Income for such quarter, insofar as such Net Investment Income exceeds 2.424% of Average Equity for such quarter.

(ii)             For purposes of the Income-Based Fee and Capital Gains Fee:

(A)           “Net Investment Income” for a calendar quarter means the excess of Gross Income for such quarter over the sum of the Base Management Fee and VA Cost of Funds for such quarter.

(B)           “Average Equity” means the daily average outstanding amount of equity outstanding that was issued by the Company (at any time) to acquire or hold Velocity Assets.

(C)           “Gross Income” means interest income, dividend income, and any other income (including any other fees (other than fees for providing managerial assistance), such as commitment, origination, structuring, diligence and consulting fees or other fees from issuers of Velocity Assets) accrued by the Company in respect of the Velocity Assets.  Gross Income includes, in the case of investments with a deferred interest feature (such as original issue discount or market discount, debt instruments with payment-in-kind interest, preferred stock with payment-in-kind dividends and zero coupon securities), accrued income that the Company has not yet received in cash.  Gross Income does not include any realized or unrealized capital gains or losses except to the extent hereinafter set forth.

1.           If the value of a Velocity Asset, determined pursuant to the Advisory Agreement as of the end of a calendar quarter (“Ending Value”), is less than 95% of such Velocity Asset’s then Opening Value (as defined below), then an amount equal to the entire excess of such Opening Value over such Ending Value shall be deducted from Gross Income for such calendar quarter, and the Opening Value of such Velocity Asset shall be reduced to equal such Ending Value, for each subsequent quarterly period, unless and until the Opening Value shall be further reduced pursuant to this sentence.  Unless and until reduced pursuant to the preceding sentence, a Velocity Asset’s Opening Value shall be its original purchase price.  Notwithstanding anything else contained in the Advisory Agreement, a Velocity Asset’s then Opening Value (as adjusted from time to time as provided herein) shall be used to compute all realized capital gains and realized and unrealized capital losses for purposes of the next following paragraph.

2.           If the Capital Gains Balance (as defined below) for a calendar year is negative, then such negative amount shall be deducted from Gross Income for the fourth calendar quarter of such calendar year.  To the extent the Capital Gains Balance is negative and exceeds the fourth calendar quarter Gross Income, such excess shall be carried forward to, and deducted from, the next calendar quarter(s) Gross Income until such negative balance has been fully offset against Gross Income.

(D)           “VA Cost of Funds” means interest accrued on debt incurred by the Company at Adviser’s direction to acquire or hold Velocity Assets, but excludes origination fees, commitment fees, unused line fees, or any other kind of cost or expense payable with respect to such debt.

(iii)           Subject to the dispute resolution procedures relating to fee calculation (as set forth in the Advisory Agreement), the Capital Gains Fee will be determined and payable in arrears as of the end of each fiscal year (or upon termination or expiration of the Advisory Agreement as set forth below), commencing with the fiscal year ending on June 30, 2009, which fee calculation shall exclude gains realized for any prior period, and will equal 17.5% of the Velocity Asset’s Capital Gains Balance for such fiscal year.  The Capital Gains Balance is defined as realized capital gains for the fiscal year, if any, computed net of all realized capital losses for such year on the Velocity Assets (determined using the then Opening Value of each Velocity Asset sold, deemed sold, or otherwise disposed of, including without limitation, due to maturity or refinancing, during such fiscal year).  If the Advisory Agreement shall terminate or fail to continue as of a date that is not a fiscal year end, the termination date shall be treated as though it were a fiscal year end for purposes of calculating a Capital Gains Fee.

(3)           On the effective date of the Advisory Agreement, the Company shall sell to Adviser warrants exercisable for five years from the date of grant, to purchase 100,000 shares of the Company’s Common Stock exercisable at a price no less than fair market value on the date of grant.

Examples of Quarterly Income-Based Fee Calculation and Annual Capital Gains Fee Calculation

Under certain circumstances, for the purpose of calculating the Capital Gains Fee, the “basis” used in determining the Capital Gains Fee may be adjusted.  This reduction in basis or carrying value is only for the purposes of computing the fees and not for GAAP purposes.

The Company and the Adviser have created a compensation structure intended to benefit and protect shareholders in the case of a short-term decline in excess of 5% in any one investment or series of investments.  In certain instances, the Income-Based Fee has the potential to be reduced (and possibly totally offset) if the value of the investment or series of investments are marked down due to an unrealized depreciation in value.  Under the terms of the Agreement (and contrary to GAAP), in the case of such a marked-down asset, the value will not be marked-up, for any purpose (including an unrealized appreciation in value), until there is a realization event.  To be clear, in the event of a price reduction of more than 5%, such asset’s value (for determining the Income-Based Fee) and basis (for the purpose of determining the Capital Gains Fee), will be permanently lowered until the investment is sold and a realized gain or loss is recorded on the asset.

In the event an investment declines in value by more than 5%, the carrying value of the asset will be reduced with respect to the calculation of the Income-Based and Capital Gains Fees.  Any such decline in excess of 5% will directly reduce Net Investment Income which is used to calculate the Income-Based Fee and therefore reduce the Income-Based Fee payable to the Adviser in such quarter.  In this event, the value of such investment will be reduced accordingly and carried at the new reduced value.  This new reduced basis will then be utilized for determining any capital gains or losses in future periods upon sale of the investment.

Accordingly, there may be instances where the Adviser is compensated under its Capital Gains Fee, when there is no capital gain for GAAP purposes.  It should be recognized, however, that any Capital Gains Fee paid based on such reduced basis would only follow the occurrence of the Income-Based Fee having been reduced in a prior period.  Furthermore, shareholders are benefited and protected given that the Income-Based Fee is payable quarterly while the Capital Gains Fee is only paid annually and any “recapture” of management fee occurs at a later period of time than the original reduction of the Income-Based Fee and only comes upon realization following the sale of the investment.

The following examples show the Income-Based Fee Adviser would earn, as a percentage of Net Investment Income, for a quarter, if Net Investment Income as a percentage of Average Equity for the quarter is below 2% (Scenario I), between 2% and 2.424% (Scenario II), and above 2.424% (Scenario III).

	Return on Average Equity		Percentage of Net Investment Income
	Quarterly	Annualized
Scenario I:
Net Investment Income (1) as % of Average Equity (2)	1.50%	6.00%
Average Equity “Hurdle Rate” (3)	2.00%	8.00%
Income Based Fee			-0-

Scenario II:
Net Investment Income (1) as % of Average Equity (2)	2.25%	9.00%
Average Equity “Hurdle Rate” (3)	2.00%	8.00%
“Catch-up” Hurdle Rate (4)	2.424%	9.696%
Income Based Fee			11.1%

Scenario III:
Net Investment Income (1) as % of Average Equity (2)	3.00%	12.00%
Average Equity “Hurdle Rate” (3)	2.00%	8.00%
“Catch-up” Hurdle Rate (4)	2.424%	9.696%
Income Based Fee			17.5%

(1)	Net Investment Income equals all interest, dividends, fees, etc. minus Base Management Fee minus Velocity Assets borrowing costs
(2)	Average daily balance of invested equity underlying the Velocity Assets during the quarter.
(3)	Represents 8.0% annualized hurdle rate of return on Average Equity.
(4)	The “catch up “provides an annualized incentive fee of 17.5% on all Net Investment Income, when it exceeds 2.424% of Average Equity, for a quarter, as a hurdle rate did not apply.

The following examples show the Capital Gains Fee Adviser would earn for the fiscal year, based on realized sales (Scenario I) and the effect of a negative Capital Gains Fee balance on future incentive fees (Scenario II).

Scenario I:

Assumptions

• Year 1:	$5.00 million investment made in Company A ("Loan A"), and $7.00 million investment made in Company B ("Loan B")

• Year 2:	Loan A is sold for $5.25 million and fair market value ("FMV") of Loan B determined to be $7.30 million

• Year 3:	FMV of Loan B determined to be $6.90 million

• Year 4:	Loan B sold for $7.20 million

The Capital Gains Fee, if any, would be:

• Year 1:	None; no realized gains or losses

• Year 2:	$43,750 (17.50% multiplied by $0.25 million realized capital gain on sale of Loan A)

• Year 3:	None; no realized gains or losses

• Year 4:	$35,000 (17.50% multiplied by $0.20 million realized capital gain on sale of Loan B)

Scenario II:

Assumptions

• Year 1:
$5.00 million investment made in Company A ("Loan A"), $7.00 million investment made in Company B ("Loan B"), $4.00 million investment made in Company C ("Loan C") and $6.00 million investment made in Company D (“Loan D”)

• Year 2:	Loan A sold for $5.25 million, FMV of Loan B determined to be $7.30 million, FMV of Loan C determined to be $4.00 million and FMV of Loan D determined to be $6.30 million

• Year 3:	FMV of Loan B determined to be $6.90 million, Loan C sold for $4.35 million and FMV of Loan D determined to be $5.95 million

• Year 4:	FMV of Loan B determined to be $7.10 million and FMV of Loan D determined to be $5.75 million

• Year 5:	Loan B sold for $7.10 million and Loan D sold for $5.60 million

The Capital Gains Fee, if any, would be:

• Year 1:	None; no realized gains or losses

• Year 2:	$43,750 (17.50% multiplied by $0.25 million realized capital gain on sale of Loan A)

• Year 3:	$61,250 (17.50% multiplied by $0.35 million realized capital gain on Loan C)

• Year 4:	None; no realized capital gains or losses

• Year 5:	None; Capital Gains Balance equal to negative $300,000 ($0.10 million realized capital gain on Loan B offset by $0.40 million realized capital loss on Loan D).

Given that the Capital Gains Balance is negative for the year, then such amount ($300,000 in this case) will be deducted from Gross Income for the fourth fiscal quarter.  To the extent that the Capital Gains Balance is negative and exceeds the fourth fiscal quarter Gross Income, such excess shall be carried forward and deducted from the next quarter’s Gross Income until such negative balance has been fully offset against Gross Income.  Gross Income is utilized to calculate quarterly Net Investment Income and therefore directly affects the quarterly Income-Based Fee paid to Velocity Capital Advisors.

Payment of Expenses

All investment professionals of the Adviser and its staff when and to the extent engaged in providing investment advisory and management services, and the compensation and routine overhead expenses of such personnel allocable to such services, are provided and paid for by the Adviser.  We bear all other costs and expenses of our operations and transactions, including those relating to: organization; calculation of our net asset value (including the cost and expenses of any independent valuation firm); expenses incurred by the Adviser payable to third parties (except that the Adviser shall pay fees associated with receiving ratings on the Velocity Assets and all due diligence expenses associated with the Velocity Assets, including but not limited to legal fees, accounting fees and industry experts), including agents, consultants or other advisers, in monitoring our financial and legal affairs and in monitoring our investments and performing due diligence on our prospective portfolio companies; interest payable on debt, if any, incurred to finance our investments; offerings of our common stock and other securities; investment advisory and management fees; administration fees; fees payable to third parties, including agents, consultants or other advisers, relating to, or associated with, evaluating and making investments; transfer agent and custodial fees; registration fees; listing fees; taxes; independent directors’ fees and expenses; costs of preparing and filing reports or other documents with the Commission; the costs of any reports, proxy statements or other notices to shareholders, including printing costs; to the extent we are covered by any joint insurance policies, our allocable portion of the insurance premiums for such policies; direct costs and expenses of administration, including auditor and legal costs; and all other expenses incurred by us in connection with administering our business, including rent and the salary and cost of our officers.

Indemnification

The Advisory Agreement provides that, absent willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of the reckless disregard of its duties and obligations, the Adviser, its members and their respective officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with it are entitled to indemnification from the Company for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of the Adviser’s services under the Advisory Agreement or otherwise as an investment adviser of the Company.

Conditions of Effectiveness

The effective date of the Advisory Agreement shall be the date upon which the Advisory Agreement is approved by a vote of the stockholders comprising a majority of the outstanding voting securities of the Company.

Duration and Termination

Unless terminated earlier as described below, the Advisory Agreement will remain in effect for two years from the date of its execution, and thereafter shall continue automatically for successive annual periods if approved annually by our board of directors or by the affirmative vote of the holders of a majority of our outstanding voting securities, including, in either case, approval by a majority of our directors who are not interested persons.

The Advisory Agreement may be terminated at any time, without payment of a penalty, upon 60 days’ written notice, by the vote of stockholders holding a majority of the outstanding voting securities of the Company, or by the vote of the Company’s directors or by the Adviser.  The Advisory Agreement will automatically terminate in the event of its assignment by the Adviser.

The Company shall also have the right to terminate the Advisory Agreement for cause in the event there is (i) a failure of Edward Levy to be the active Managing Member of the Adviser; (ii) a material breach of law or the terms, covenants or conditions on the part of the Adviser to be performed under the Advisory Agreement; or (iii) any termination of any agreement or arrangement relating to financing of the Velocity Assets on account of a default under such agreement or arrangement that shall have been attributable to any action or inaction of the Adviser and/or its affiliates due to gross negligence, willful misconduct or intentional breach of the material terms of such agreement or arrangement.  Any notice of termination for cause given by the Company shall be subject to a 30 day cure period as more fully described in the Advisory Agreement.

Should the Company terminate the Advisory Agreement for cause, the Company will not have any further financial obligations to the Adviser other than payment of accrued fees due under the Advisory Agreement.  Should the Company terminate the Advisory Agreement without cause, then, other than in respect of the Adviser’s right of first refusal described below, the Company will not have any further financial obligations to the Adviser other than payment of accrued fees under the Advisory Agreement.

Adviser’s Right of First Refusal

During the period commencing immediately following the termination of the Advisory Agreement by the Company without cause and ending thirty (30) days thereafter, the Company shall not sell any or all of the Velocity Assets unless first providing written notice of such proposed sale to the Adviser.  For a period of sixty (60) days following delivery of such notice (as more fully described in the Advisory Agreement), the Adviser shall have the right to purchase all, but not less than all of the Velocity Assets subject to such notice on the same terms and conditions set forth therein.  The Adviser’s right of first refusal shall not apply to certain transfers deemed to occur in connection with (i) a change in control of the Company, (ii) a reorganization or reclassification of the Company, and (iii) a transfer occurring only between the Company and any majority-owned subsidiary.

Organization of the Investment Adviser

Velocity Capital Advisers LLC is a Delaware limited liability company.  The principal executive offices of Velocity Capital Advisers LLC are located at 461 5th Avenue, 25th Floor, New York, New York 10017.

The affirmative vote of a majority of the Common Stock and the Participating Preferred Stock, voting together as a single class, present or represented at the meeting is required to ratify and approve the Advisory Agreement.

The Board of Directors of the Company unanimously recommends a vote FOR Proposal No. 1

OTHER MATTERS

The Board of Directors does not know of any other matters which may come before the meeting.  However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise to act, in accordance with their judgment on such matters.

All costs of solicitation of proxies will be borne by the Company.  In addition to solicitations by mail, Ameritrans’ directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone and personal interview.

Financial and Other Information

The information required by Item 13(a) of Schedule 14A with respect to the Company’s consolidated financial statements and management’s discussion and analysis of financial condition and results of operations are incorporated by reference hereto, as allowed by Rule 0-4 of the 1940 Act.  Representatives of the Company’s independent accountants, Rosen Seymour Shapss Martin & Company LLP, are expected to be present at the Special Meeting and will have the opportunity to make a statement if they desire to do so and are also expected to be available to respond to appropriate questions.

Requests for Financial Statements

Ameritrans will furnish, without charge a copy of its financial statements for the fiscal year ended June 30, 2009, to shareholders who make a written request to the Company at 747 Third Avenue, 4th Floor, New York, NY 10017 or call Ameritrans toll free at (800) 214-1047.

Form 10-K

The Company filed an Annual Report on Form 10-K for the fiscal year ended June 30, 2009 with the SEC on September 28, 2009.  Shareholders may obtain a copy of this report, without charge, by making a written request to the Company at 747 Third Avenue, New York, New York 10017 or by visiting our website at www.ameritranscapital.com.

Forward Looking Statements

This proxy statement contains certain forward-looking statements within the meaning of Section 27A of the Act and Section 21E of the 1934 Act which are intended to be covered by the safe harbors created thereby.  Typically, the use of the words “believe,” “anticipate,” “plan,” “expect,” “seek,” “estimate,” and similar expressions identify forward-looking statements.  Unless a passage described a historical event, the statement should be considered a forward-looking statement.  Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore, the forward-looking statements included in this proxy statement may prove to be inaccurate.  Our actual results may differ materially from the results anticipated in the forward-looking statements.  Any forward-looking statements contained in this proxy statement involve risks and uncertainties, including but not limited to, risks that the Offering described in this proxy statement will not close, risks that the registration of shares underlying the Warrants may not occur, risks related to changes in the regulation of investment companies, market acceptance risks, the impact of competition, and other risks identified in the Company’s other filings with the SEC.  In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.  We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

The Board of Directors invites shareholders to attend the Special Meeting.  Whether or not you plan to attend, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope.  Prompt response will greatly facilitate arrangements for the meeting, and your cooperation will be appreciated.  Shareholders who attend the meeting may vote their stock personally even though they have sent in their proxies.

By Order of the Board of Directors,

/s/ Margaret Chance

October 30, 2009	MARGARET CHANCE, Secretary

▼    FOLD AND DETACH HERE AND READ THE REVERSE SIDE    ▼

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
AMERITRANS CAPITAL CORPORATION

The undersigned appoints Michael Feinsod, Gary C. Granoff, and Margaret Chance as proxies each with the power of substitution, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all the shares of Common Stock of Ameritrans Capital Corporation held of record by the undersigned at the close of business on November 10, 2009 at the Special Meeting of Shareholders of Ameritrans Capital Corporation to be held on Thursday, December 10, 2009 or at any adjournment thereof.

(Continued, and to be marked, dated and signed, on the other side)

Ameritrans Capital Corporation

PROXY FOR HOLDERS OF COMMON STOCK

The undersigned holder of shares of common stock, $.000l par value (the “Common Stock”) of Ameritrans Capital Corporation (the “Company”) hereby constitutes and appoints Gary C. Granoff, Michael Feinsod, and Margaret Chance and each of them, singly, proxies and attorneys of the undersigned, with full power of substitution to each, for and in the name of the undersigned, to vote and act upon all matters (unless and except as expressly limited below) at the Special Meeting of Shareholders of the Company to be held on Thursday, December 10, 2009 at the offices of Katten Muchin Rosenman LLP, 575 Madison Avenue, 11th Floor, New York, New York at 10:00 a.m., and at any and all adjournments thereof, in respect of all Common Stock of the Company held by the undersigned or in respect of which the undersigned would be entitled to vote or act, with all the powers the undersigned would possess if personally present.  All proxies heretofore given by the undersigned in respect of said meeting are hereby revoked.

To Vote Your Proxy by Mail
Mark, sign and date your proxy card below, detach it and return it in the postage-paid envelope provided.

▼    FOLD AND DETACH HERE AND READ THE REVERSE SIDE    ▼

PROXY
THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.	Please mark your votes like this		☒
1. TO CONSIDER THE APPROVAL OF AN INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT WITH VELOCITY CAPITAL ADVISORS, LLC.	FOR ☐	AGAINST ☐	ABSTAIN ☐
2. TO CONSIDER AND ACT UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.	FOR ☐	AGAINST ☐	ABSTAIN ☐

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature_______________________   Signature_____________________   Date ______________

Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving Sill title as such.  If signer is a partnership, please sign in partnership name by authorized person.

▼    FOLD AND DETACH HERE AND READ THE REVERSE SIDE    ▼

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
AMERITRANS CAPITAL CORPORATION

The undersigned appoints Gary C. Granoff, Michael Feinsod, and Margaret Chance as proxies each with the power of substitution, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all the shares of Participating Preferred Stock of Ameritrans Capital Corporation held of record by the undersigned at the close of business on November 10, 2009 at the Special Meeting of Shareholders of Ameritrans Capital Corporation to be held on Thursday, December 10, 2009 or at any adjournment thereof.

(Continued, and to be marked, dated and signed, on the other side)

Ameritrans Capital Corporation

PROXY FOR HOLDERS OF PARTICIPATING PREFERRED STOCK

The undersigned holder of shares of 9 3/8% participating preferred stock, face value $12.00 (the “Participating Preferred Stock”) of Ameritrans Capital Corporation (the “Company) hereby constitutes and appoints Gary C. Granoff, Michael Feinsod, and Margaret Chance and each of them, singly, proxies and attorneys of the undersigned, with full power of substitution to each, for and in the name of the undersigned, to vote and act upon all matters (unless and except as expressly limited below) at the Special Meeting of Shareholders of the Company to be held on Thursday, December 10, 2009 at the offices of Katten Muchin Rosenman LLP, 575 Madison Avenue, 11th Floor, New York, New York at 10:00 a.m., and at any and all adjournments thereof, in respect of all Preferred Stock of the Company held by the undersigned or in respect of which the undersigned would be entitled to vote or act, with all the powers the undersigned would possess if personally present.  All proxies heretofore given by the undersigned in respect of said meeting are hereby revoked.

To Vote Your Proxy by Mail
Mark, sign and date your proxy card below, detach it and return it in the postage-paid envelope provided.

▼    FOLD AND DETACH HERE AND READ THE REVERSE SIDE    ▼

PROXY
THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.	Please mark your votes like this		☒
1. TO CONSIDER THE APPROVAL OF AN INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT WITH VELOCITY CAPITAL ADVISORS, LLC.	FOR ☐	AGAINST ☐	ABSTAIN ☐
2. TO CONSIDER AND ACT UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.	FOR ☐	AGAINST ☐	ABSTAIN ☐

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature_______________________   Signature_____________________   Date ______________

Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving Sill title as such.  If signer is a partnership, please sign in partnership name by authorized person.

EXHIBIT A

INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT
BETWEEN
AMERITRANS CAPITAL CORPORATION AND
VELOCITY CAPITAL ADVISORS LLC

Agreement made this ___________ day of ____________, 2009, by and between AMERITRANS CAPITAL CORPORATION, a Delaware corporation (the “Company”) and VELOCITY CAPITAL ADVISORS LLC, a Delaware limited liability company (the “Adviser”).

WHEREAS, the Company is a closed-end management company that has elected to be treated as a business development company (“BDC”) under the Investment Company Act of 1940 (the “Investment Company Act”);

WHEREAS, Elk Associates Funding Corporation, a small business investment company (“Elk”), is a wholly-owned subsidiary of the Company; and

WHEREAS, the Company desires to retain the Adviser to furnish investment advisory services to the Company on the terms and conditions hereinafter set forth, and the Adviser wishes to be retained to provide such services,

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:

1.           Duties of the Adviser.

(a)           The Company hereby grants the Adviser non-discretionary investment advisory authority on an exclusive basis on behalf of the Company, as hereinafter more fully set forth, for the purpose of managing the Company’s investments in (A) below investment grade (i) senior loans and notes, and (ii) subordinated notes, (B) any other debt instruments to which the parties mutually agree, ((A) and (B) being collectively referred to as the “Debt Portfolio”) and (C) Incidental Equity (as hereinafter defined) (collectively, the “Velocity Assets”)), subject to the supervision of the Board of Directors of the Company (the “Board”) and the review and recommendation of the Ameritrans-VCA Investment Committee (the “IC”), for the period set forth herein and upon the terms set forth herein.

(b)           The term “Incidental Equity” shall mean private equity investments or equity “kickers” received in connection with investments in the Debt Portfolio.  The Adviser is not being engaged to advise regarding private equity transactions, but the Company shall have three (3) business days to exercise a right of first refusal with respect to any private equity investment in an issuer of a Debt Portfolio security that Adviser wishes to make for its own account.  If the Company shall exercise its right of first refusal, the equity investment shall constitute an Incidental Equity.

(c)           It is specifically understood and acknowledged by the Adviser that the Company currently manages a portfolio of loans and private equity investments.  For the purpose of determining the Velocity Assets and for the purpose of determining the rights and obligations of, and calculating the fees due to, the Adviser hereunder, the term Velocity Assets is not intended to cover present or future investments of the type and size of those assets presently in the Company’s portfolios, including real estate related debt or equity.  The Company shall not invest directly or indirectly in any of the kinds of investments included in the Velocity Assets other than pursuant to the terms, covenants and conditions of this Agreement.

(d)           At such time as the Velocity Assets exceed $75 million ($75,000,000),  and unless Adviser has terminated the exclusivity provisions hereof as provided in this Section 1(d), neither the Adviser nor any other senior professional employed by the Adviser who dedicates all or substantially all of their time to the management of the Velocity Assets (“Senior Professionals”) shall provide similar management or advisory services to any other entity for the performance of advisory services with respect to the Velocity Assets or otherwise invest in such assets.  Unless Adviser has terminated the exclusivity provisions hereof as provided in this Section 1(d), during the term of this Agreement, the Company will not contract directly or indirectly with other parties for investment management services with respect to the Velocity Assets or otherwise invest in similar assets.

(e)            The Company, the Adviser and the Senior Professionals each agree not to solicit for hire, or hire, any of either the Company’s or Adviser’s personnel, as the case may be, during the period of this Agreement and for one year thereafter provided, however, such restriction shall terminate upon (i) the termination of the exclusivity provision described in Sections 1(a), 1(c), 1(d), or 5 hereof or (ii) the termination or failure to continue “without cause” of this Agreement by the Company.  The agreements with Adviser’s employees shall be written in such a manner that permits the Company to be a third party beneficiary of the above referenced provisions thereby permitting the Company to enforce such provisions if it deems necessary in its sole discretion.

(f)           Adviser and its employees shall, at all times during the term of this Agreement, comply with the Company’s Compliance Manual, Code of Ethics and Fundamental Investment Policies and such other policies applicable to the Company’s employees that include customary insider trading restrictions, confidentiality of corporate information, confidentiality of client information, systems and other proprietary information not otherwise publicly available, and Adviser agrees that the purchase, acquisition, holding, and disposition of all investments that make up the Velocity Assets, and the acting as an adviser to the Company and its subsidiaries shall always be:

(i)           in accordance with the investment objectives, policies and restrictions that are set forth in the Company’s Registration Statements and/or as described in the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”), as the same shall be amended from time to time (as amended, the “Registration Statement”), which shall be consistent with the investment objective of investing in the Velocity Assets as contemplated hereby;

(ii)           in accordance with the Investment Company Act, and in compliance with all applicable statutes, rules, regulations and policies of the Commission concerning operations of a Regulated Investment Company and Business Development Company;

(iii)           in accordance with the initial policies and procedures of the IC attached as Attachment 1 hereto, as such Attachment 1 may be amended from time to time by the Company’s Board of Directors in their sole discretion with respect to which amendments Adviser shall be given reasonable notice and further that such amendments shall be no more restrictive or burdensome than necessary to protect the interests of the Company and its respective stockholders or comply with law;

(iv)           in accordance with all other applicable federal and state laws, rules and regulations, and the Company’s charter and by-laws.

(g)           Without limiting the generality of the foregoing provisions of Paragraph 1(f) , the Adviser shall, during the term and subject to the provisions of this Agreement,

(i)           recommend to the IC the composition of the portfolio of the Velocity Assets, the nature and timing of the changes therein and the manner of implementing such changes;

(ii)           identify, evaluate and, in appropriate circumstances, negotiate the structure of the investments with respect to the Velocity Assets as approved by the IC and Board of Directors of the Company making the investment and not consummate any such investment without such approval;

(iii)           upon receiving such approval, consummate such investment;

(iv)           manage, monitor the performance of, enforce, and recommend amendments to or waive, temporarily or permanently, provisions of agreements related to, the Velocity Assets and otherwise engage in all activity customary for an investment adviser that manages similar assets;

(v)           perform due diligence on prospective additions to the Velocity Assets;

(vi)           provide the Company with such other investment advisory, research and related services as the Company may, from time to time, reasonably require for the management of the Velocity Assets; and

(vii)           notwithstanding anything to the contrary contained herein, in the event the Adviser (i) elects to dispose of a Velocity Asset or (ii) if Adviser is not then  registered under the Investment Advisers Act of 1940 (the “Advisers Act”), and is rendering advice with respect to securities which are proposed to become listed or admitted to unlisted trading privileges or on any national securities exchange (the “Tradeable Securities”) then it will in either case first by written notice (“Disposition Notice”) request approval of the disposition from three (3) members of the Board who are also members of the IC, which members shall be identified by the Company, which Disposition Notice shall include among other things the proposed sale price, and, unless a majority of such members shall approve the request in writing within one (1) business day, Adviser shall have authority, for bookkeeping purposes only, to cause such asset to be transferred to the Company as hereinafter set forth and such asset shall thereafter be excluded from the Velocity Assets held by the Company.  If a majority of such members shall timely deny the request or fail to respond in writing thereto, Adviser, for bookkeeping purposes only, may transfer the asset to the Company at the valuation set forth in the Disposition Notice, which transfer shall be treated the same as a sale of the asset to a third party, and such asset shall thereafter be excluded from the Velocity Assets held by the Company.  If, within the one-business day period referred to above, a majority of such members shall approve the disposition request, the Adviser shall have a period of thirty (30) days, or such shorter period if the Tradeable Securities are to become listed or admitted to trading privileges prior to the expiration of such thirty (30) day period, to dispose of the asset at not less than ninety-five (95%) of the price specified in the Disposition Notice, without having to obtain any further consent.  If the Adviser has not disposed of the asset within such thirty (30) day time period and thereafter desires to dispose of the asset, Adviser shall again be required to give members of the Board who are also members of the IC a new Disposition Notice, which disposition shall be subject to the same conditions specified in this Section 1(g)(vii).

(h)           The Adviser shall have the non-discretionary power and authority on behalf of the Company to effectuate its investment decisions with respect to the Velocity Assets subject to the approval and according to the policies and procedures adopted from time to time by the Board of Directors of the Company.  Adviser shall be given reasonable notice of changes in any such policies or procedures or adoption of policies and procedures by the Company.  In the event that the Company determines to incur debt financing with respect to the Velocity Assets, the Adviser will assist in arranging for such financing on the Company’s behalf at Company’s sole cost and expense, subject to the oversight and approval of the Company’s Board of Directors.  The Company and the Adviser recognize that such financing may require covenants by the Company and the Adviser and agree to negotiate such covenants in good faith as may be in the best interests of the Company’s shareholders.  If it is necessary for the Adviser to make investments on behalf of the Company through a special purpose vehicle, the Adviser shall have authority to create or arrange for the creation of such special purpose vehicle and to make such investments through such special purpose vehicle, but only if specifically approved by the Company’s Board of Directors in accordance with the other requirements set forth herein and on similar terms and conditions as set forth in this Agreement, and only if any requisite regulatory approvals that may be necessary are first obtained.

(i)           Subject to the requirements of the Investment Company Act and approval of the Board of Directors of the Company and a majority of its stockholders, the Adviser is hereby authorized to enter into one or more sub-advisory agreements with other investment advisers (each, a “Sub-Adviser”) pursuant to which the Adviser may obtain the services of the Sub-Adviser(s) to assist the Adviser in providing the investment advisory services required to be provided by the Adviser under this Agreement.  Specifically, the Adviser may retain a Sub-Adviser to recommend specific securities or other investments based upon the Company’s investment objectives and policies, and work, along with the Adviser, in identifying, evaluating, or negotiating, the acquisition or disposition of such investments and monitoring investments on behalf of the Company, subject to the oversight of the Adviser and the approval of the Company’s Board of Directors.  The Adviser, and not the Company, shall be responsible for any compensation payable to any Sub-Adviser.  Any sub-advisory agreement entered into by the Adviser shall be in accordance with the requirements of the Investment Company Act and other applicable federal and state law.  Nothing in this Section 1(i) will obligate the Adviser to pay any expenses that are the expenses of the Company under Section 2.

(j)           The Adviser, and any Sub-Adviser, shall for all purposes herein provided each be deemed to be an independent contractor and, except as expressly provided or authorized herein or by the Company’s Board of Directors, shall have no authority to act for or represent the Company or otherwise be deemed an agent of the Company.

(k)           The Adviser shall keep and preserve for the period required by the Investment Company Act, as amended, any books and records relevant to the provision of its investment advisory services to the Company and shall specifically maintain all books and records with respect to the Company’s transactions and shall render to the Company’s Board of Directors such periodic and special reports as the Board of Directors may reasonably request related to the Velocity Assets; provided, however, any non-routine reports requested which result in Adviser incurring expenses related to Adviser retaining the services of third parties shall be paid for by the Company.  The Adviser agrees that all records that it maintains for the Company are the property of the Company and will surrender promptly to the Company any such records upon the Company’s request, provided that the Adviser may retain a copy of such records.

2.           Responsibilities and Expenses of the Adviser and the Company.

All investment professionals of the Adviser and its staff, when and to the extent engaged in providing investment advisory services required to be provided by the Adviser under this Agreement, and the compensation and all overhead expenses of such personnel allocable to such services, will be provided and paid for by the Adviser and not by the Company, except as otherwise specifically provided herein.  Except as otherwise expressly set forth herein, Adviser shall be responsible for all Adviser’s expenses, including payroll, fringe benefits, rent, deal expenses (legal, accounting and diligence), phone, data, asset management (i.e., Wall Street Office), any required ratings of assets, including the payment to rating agencies for ratings and shadow ratings, and other expenses related to the Adviser’s engagement hereunder.  The Company will bear all other costs and expenses of its operations and transactions related to the Velocity Assets, including (without limitation) the following:

•	organization;

•	calculating the Company’s net asset value (including the cost and expenses of any independent valuation firm);

•	interest payable on debt, if any, incurred to finance the Company’s investments;

•	offerings of the Company’s common stock and other securities;

•	investment advisory and management fees;

•	fees payable to third parties, including agents, consultants or other advisers, relating to, or associated with, evaluating and making investments;

•	transfer agent and custodial fees;

•	federal and state registration fees;

•	all costs of registration and listing the Company’s shares on any securities exchange;

•	federal, state and local taxes;

•	independent directors’ fees and expenses;

•	costs of preparing and filing reports or other documents required by governmental bodies (including the SEC);

•	costs of any reports, proxy statements or other notices to stockholders, including printing costs;

•	the Company’s fidelity bond, directors and officers/errors and omissions liability insurance, and any other insurance premiums; and

•	direct costs and expenses of the Company’s administration, including printing, mailing, long distance telephone, copying, secretarial and other staff, independent auditors and outside legal costs.

3.           Compensation of the Adviser.

(a)           Upon the Effective Date, the Company shall pay Adviser a one-time lump sum payment in the amount of $225,000.

(b)           The Company shall also pay, and the Adviser agrees to accept, as compensation for the services provided by the Adviser hereunder, (A) a base management fee (“Base Management Fee”), (B) an Income-Based Fee and (C) a Capital Gains Fee for the fiscal year commencing July 1, 2009, which fee calculation shall exclude gains realized for any prior period, and each fiscal year thereafter.  All fees payable to Adviser shall be calculated in accordance with applicable regulation as promulgated from time to time by the Commission, and, for all purposes of this Agreement, all asset amounts shall be determined based upon the valuation policies ordinarily used by the Company for financial reporting purposes.  The Company shall make any payments due hereunder to the Adviser or to the Adviser’s designee as the Adviser may otherwise direct in the manner provided in Paragraph 3(d)(iii) and 3(f) hereof.  For purposes of this Section 3, the Company and the Adviser understand that the Velocity Assets include Velocity Assets held by both the Company and Elk, that any compensation to be paid to the Adviser hereunder shall be paid by the Company and that Elk shall have no obligation to pay such compensation to the Adviser.

(c)           The Base Management Fee with respect to each calendar quarter shall equal the sum of the following:

(x)
(i)	0.75 % per annum of Velocity Assets (including loans, notes, and securities) rated BB- or above in total amount of $300 million or less; plus

(ii)	0.625% per annum of such assets in total amount of more than $300 million; plus

(y)

(i)	1.500% per annum of Velocity Assets (including loans, notes, and securities) that are unrated or rated below BB- and Incidental Equity in total amount of $250 million or less; plus

(ii)	1.325% per annum of such assets in total amount of more than $250 million, but less than or equal to $400 million; plus

(iii)	1.150% per annum of such assets in total amount of more than $400 million.

For purposes of determining the Base Management Fee, the amounts of assets (which shall exclude cash or cash equivalents, but include assets purchased with borrowed funds) shall be determined as the average (arithmetic mean) of their respective amounts on the last day of such calendar quarter and the calendar quarter immediately preceding such calendar quarter, except that, with respect to the calendar quarter during which the Effective Date occurs, the amounts of assets shall be determined as their respective amounts on the last day of such calendar quarter. The Base Management Fee for any partial month or quarter will be appropriately pro rated.

(d)           The Income-Based Fee and Capital Gains Fee shall be determined as follows:

(i)           The Income-Based Fee with respect to each calendar quarter shall equal the sum of (x) an amount equal to any excess of Net Investment Income on Velocity Assets for such quarter over 2% of Average Equity for such quarter, except insofar as such Net Investment Income exceeds 2.424% of Average Equity for such quarter, plus (y) an amount equal to 17.5% of Net Investment Income for such quarter, insofar as such Net Investment Income exceeds 2.424% of Average Equity for such quarter.

(ii)           For purposes of Section 3(d)(i):

(A)           “Net Investment Income” for a calendar quarter means the excess of Gross Income for such quarter over the sum of the Base Management Fee and VA Cost of Funds for such quarter.

(B)           “Average Equity” means the daily average outstanding amount of equity outstanding that was issued by the Company (at any time) to acquire or hold Velocity Assets.

(C)           “Gross Income” means interest income, dividend income, and any other income (including any other fees (other than fees for providing managerial assistance), such as commitment, origination, structuring, diligence and consulting fees or other fees from issuers of Velocity Assets) accrued by the Company in respect of the Velocity Assets.  Gross Income includes, in the case of investments with a deferred interest feature (such as original issue discount or market discount, debt instruments with payment-in-kind interest, preferred stock with payment-in-kind dividends and zero coupon securities), accrued income that the Company has not yet received in cash.  Gross Income does not include any realized or unrealized capital gains or losses except to the extent hereinafter set forth.

1.           If the value of a Velocity Asset, determined pursuant to Section 3(b) as of the end of a calendar quarter (“Ending Value”), shall be less than 95% of such Velocity Asset’s then Opening Value (as hereinafter defined), then an amount equal to the entire excess of such Opening Value over such Ending Value shall be deducted from Gross Income for such calendar quarter, and the Opening Value of such Velocity Asset shall be reduced to equal such Ending Value, for each subsequent quarterly period, unless and until the Opening Value shall be further reduced pursuant to this sentence.  Unless and until reduced pursuant to the preceding sentence, a Velocity Asset’s Opening Value shall be its original purchase price.  Notwithstanding anything else contained herein, a Velocity Asset’s then Opening Value (as adjusted from time to time as provided herein) shall be used to compute all realized capital gains and realized and unrealized capital losses for purposes of Paragraph .

2.           If the Capital Gains Balance (as hereafter defined) for a calendar year is negative, then such negative amount shall be deducted from Gross Income for the fourth calendar quarter of such calendar year. To the extent the Capital Gains Balance is negative and exceeds the fourth calendar quarter Gross Income, such excess shall be carried forward to, and deducted from, the next calendar quarter(s) Gross Income until such negative balance has been fully offset against Gross Income.

(D)           “VA Cost of Funds” means interest accrued on debt incurred by the Company at Adviser’s direction to acquire or hold Velocity Assets, but excludes origination fees, commitment fees, unused line fees, or any other kind of cost or expense payable with respect to such debt.

(iii)           The Capital Gains Fee will be determined and payable in arrears as of the end of each fiscal year (or upon termination or expiration of this Agreement as set forth below), commencing with the fiscal year ending on June 30, 2009, which fee calculation shall exclude gains realized for any prior period, and will equal 17.5% of the Velocity Asset’s Capital Gains Balance for such fiscal year.  The Capital Gains Balance is defined as realized capital gains for the fiscal year, if any, computed net of all realized capital losses for such year on the Velocity Assets (determined using the then Opening Value of each Velocity Asset sold, deemed sold, or otherwise disposed of, including without limitation, due to maturity or refinancing, during such fiscal year).  If this Agreement shall terminate or fail to continue as of a date that is not a fiscal year end, the termination date shall be treated as though it were a fiscal year end for purposes of calculating a Capital Gains Fee.

(e)           On the Effective Date, the Company shall sell to Adviser warrants exercisable for five years from the date of grant, to purchase 100,000 shares of the Company’s Common Stock, at the greater of market price of the Company’s shares of Common Stock as quoted on NASDAQ on the Effective Date.

(f)           The Base Management Fee and the Income-Based Fee shall be paid quarterly in arrears.  All payments to be made by Company to Adviser hereunder shall be made within fifteen (15) days of receipt of an invoice by Company from Adviser setting forth in reasonable detail the method of computation and amounts due with respect to the fee then payable.  If the Company does not agree with the Adviser’s fee calculation, then the Company may, within ten (10) days of delivery of the relevant invoice, deliver a notice (an “Objection Notice”) to the Adviser setting forth the Company’s calculation of the relevant fee and describing in reasonable detail the nature of the Company’s basis for its dispute.  In the event that no Objection Notice is delivered, the relevant invoice prepared by the Adviser shall be final, conclusive and binding on the Company.  In the event an Objection Notice is delivered, the Adviser and the Company shall use their commercially reasonable efforts to reach an agreement on the calculation of the relevant invoice within ten (10) days of the date on which the Objection Notice was delivered.  If after such ten (10) day period the Adviser and the Company are unable to reach an agreement regarding the calculation of the relevant invoice, then the disputed matters shall be referred to an independent accounting firm that does not have a previous business relationship with either party and is mutually agreed upon by the Adviser and the Company (the “Accounting Referee”).  The Accounting Referee shall consider only the written submissions provided by the Adviser and the Company and shall not conduct any independent review.  The Accounting Referee shall deliver to the Adviser and the Company within fifteen (15) days following the retention of the Accounting Referee a report setting forth its calculation of the relevant fee amount, which report shall be final, conclusive and binding on the Adviser and the Company.  In the event that the Accounting Referee’s report indicates that any such fee contested by the Company should have been less than that paid by the Company, the Adviser shall remit to the Company within five (5) business days following the delivery of such report such excess amount.  The fees and expenses of the Accounting Referee shall be borne equally by the Adviser and the Company.

4.           Covenants of the Adviser.  The Adviser agrees that its activities will at all times be in compliance in all material respects with all applicable federal and state laws governing its operations and investments.

5.           Limitations on the Employment of the Adviser.  Except as otherwise provided herein, but not until such time as the Velocity Assets exceed $75 million($75,000,000), the services of the Adviser to the Company are exclusive, and the Adviser may not engage in any other business or render similar or different services to others including, without limitation, the direct or indirect sponsorship or management of other investment based accounts or commingled pools of capital, however structured, having the principal investment objective of making investments in assets substantially similar to the Velocity Assets.  The Adviser assumes no responsibility under this Agreement other than to render the services called for hereunder.  It is understood that directors, officers, employees, partners, stockholders, members and managers of the Adviser and its affiliates are or may become interested in the Company as stockholders or otherwise.

6.           Limitation of Liability of the Adviser; Indemnification.  The Adviser, its members and respective officers, managers, partners, agents, employees, controlling persons and members (collectively, the “Indemnified Parties”), shall not be liable to the Company for any action taken or omitted to be taken by the Adviser in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an investment adviser of the Company, except to the extent specified in Section 36(b) of the Investment Company Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services.  The Company shall indemnify, defend and protect the Indemnified Parties (each of whom shall be deemed a third party beneficiary hereof) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and disbursements and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising out of or otherwise based upon the performance of any of the Adviser’s duties or obligations under this Agreement or otherwise as an investment adviser of the Company.  Notwithstanding the foregoing provisions of this Section 6 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Company or its security holders to which the Indemnified Parties would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of any Indemnified Party’s duties or by reason of the reckless disregard of the Adviser’s duties and obligations under this Agreement (as the same shall be determined in accordance with the Investment Company Act and any interpretations or guidance by the Commission or its staff thereunder).

7.           Effectiveness, Duration, Termination and Assignment.

(a)           The Effective Date of this Agreement shall be the date upon which this Agreement has been approved by a vote of the stockholders comprising a majority of the outstanding voting securities of the Company.

(b)           This Agreement shall remain in effect for two years from the date of its execution, and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by:

(i)            the vote of the Board, or by the vote of stockholders holding a majority of the outstanding voting securities of the Company; and

(ii)            the vote of a majority of the Company’s Directors who are not parties to this Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the Investment Company Act) of any party to this Agreement, in accordance with the requirements of the Investment Company Act.

Notwithstanding any other provision of this Agreement, this Agreement may be terminated at any time, without the payment of any penalty, upon 60 days’ written notice, by the vote of stockholders holding a majority of the outstanding voting securities of the Company, or by the vote of the Company’s Directors or by the Adviser.

(c)           Notwithstanding subsection 7(b) above, this Agreement shall terminate automatically in the event of its assignment (within the meaning of the Investment Company Act of 1940 and  SEC rules and interpretations thereunder) by Adviser.

           8.            Termination for Cause.  The Company shall have the right to terminate this Agreement for “cause,” which shall mean and be limited to:

(i)	Failure of Edward Levy to be the active Managing Member of the Adviser; or

(ii)	A material breach of law or the terms, covenants or conditions on the part of the Adviser to be performed hereunder; or

(iii)
Any termination of any agreement or arrangement relating to financing of the Velocity Assets on account of a default under such agreement or arrangement that shall have been attributable to any action or inaction of the Adviser and/or its affiliates due to gross negligence, willful misconduct or intentional breach of the material terms of the Warehouse Facility or other financing arrangements.

Any notice of termination for “cause” given by the Company pursuant to this Section shall specify in writing in reasonable detail the reason for such termination that is the cause for giving such notice.  Adviser will have thirty (30) days to cure, to the reasonable satisfaction of Company, any such breach charged by Company; provided, however, with respect to Section 8(iii), any right to cure shall only be granted to the extent of any such right granted under the applicable financing agreement up to a maximum of thirty (30) days.  In all other cases of a termination of the Agreement for cause, the Agreement shall terminate 30 days after such notice of termination for cause, unless Adviser has, as determined by Company in its sole discretion, satisfactorily cured such breach.

Should the Company terminate this Agreement for cause, the Company will not have any further financial obligations to the Adviser other than payment for accrued fees due under the terms of this Agreement.  Should the Company terminate this Agreement without cause, Section 9 of this Agreement shall survive such termination, and, other than the obligations arising under Section 9 hereof, the Company will not have any further financial obligations to the Adviser other than payment for accrued fees due under the terms of this Agreement.

9.           Adviser’s Right of First Refusal.

(a)           During the period commencing immediately following the termination of the Agreement by the Company without cause and ending thirty (30) days thereafter (the “ROFR Period”), the Company shall not sell any or all of the Velocity Assets unless the Company shall provide prior written notice of such proposed sale (the “Company Notice”) to the Adviser.  The Company Notice shall describe in reasonable detail the material terms of the proposed sale, including without limitation the Velocity Assets to be sold, the nature of such sale and the purchase price (which may be the then-current market price for such assets) and other material terms of sale.  For a period of sixty (60) days following delivery of any Company Notice, the Adviser shall have the right to elect to purchase all but not less than all of the Velocity Assets subject to such Company Notice on the same terms and conditions as set forth therein.  The Adviser’s purchase right shall be exercised by written notice (the “Adviser Notice”) delivered to the Company within such sixty (60) day period.  The Company and the Adviser shall mutually agree upon a date for closing of such purchase at the offices of the Company on the first business day at least three (3) days and no more than seven (7) days after the date the Adviser has delivered the Adviser Notice to the Company.

(b)           If the Adviser does not deliver an Adviser Notice to the Company within the sixty (60) day time period required under Section 9(a), the Company may promptly consummate the sale specified in the Company Notice on terms and conditions substantially similar to those described in the Company Notice.  Any sale during the ROFR Period that was previously the subject of a Company Notice but on terms and conditions materially more favorable than those described in the Company Notice shall again be subject to the right of first refusal set forth in this Section 9 and shall require compliance by the Company and the Adviser with the procedures described in Section 9(a).

(c)           Notwithstanding anything to the contrary contained in this Agreement, the rights of first refusal as set forth in this Section 9 of this Agreement shall not apply to:

(i)
a transfer that may be deemed to occur in connection with a change in control of the Company, including but not limited to a merger of the Company into another entity regardless if the Company is the surviving entity;

(ii)	a transfer that may be deemed to occur upon the reorganization or reclassification of the Company and its subsidiaries; and

(iii)	a transfer that occurs only between the Company, Elk or other majority-owned subsidiaries of the Company.

(d)           The Adviser shall have no rights under this Section 9 if the Adviser is, or will become, a person described in Section 57(b) or (d) of the Investment Company Act, or any successor statute thereto, at the time of the Adviser’s purchase pursuant to this Section 9.

10.           Amendments of this Agreement.  This Agreement may not be amended or modified except by an instrument in writing signed by all parties hereto, but the consent of the Company must be obtained in conformity with the legal requirements, including the Investment Company Act.

11.           Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.  The parties unconditionally and irrevocably consent to the exclusive jurisdiction of the courts located in the State of New York and waive any objection with respect thereto, for the purpose of any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

12.           No Waiver.  The failure of either party to enforce at any time for any period the provisions of or any rights deriving from this Agreement shall not be construed to be a waiver of such provisions or rights or the right of such party thereafter to enforce such provisions, and no waiver shall be binding unless executed in writing by all parties hereto.

13.           Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy or failure to obtain an exemptive order or other similar relief, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect.

14.           Headings.  The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

15.           Counterparts.  This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original instrument and all of which taken together shall constitute one and the same agreement.

16.           Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service (with signature required), by facsimile, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at their respective principal executive office addresses.

17.           Entire Agreement.  This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the parties with respect to such subject matter.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date above written.

AMERITRANS CAPITAL CORPORATION

By:

Name:

Title:

VELOCITY CAPITAL ADVISORS LLC

By:

Name:	Ed Levy

Title:	Managing Member

ATTACHMENT 1

AMERITRANS CAPITAL CORPORATION and VELOCITY CAPITAL ADVISORS LLC
Investment Committee Processes and Responsibilities
______________ 2009

I.	Investment Committee (“IC”)

The IC will be responsible for recommending for approval to the Board of Directors of Ameritrans Capital Corporation (the “Company”) or to a committee of the Company’s Board of Directors (the “Ameritrans Committee”) all investments as well as monitoring all investments over their full life cycle within the VCA portfolios.

1.
Meeting Frequency/Notice:  IC meetings will generally be scheduled with a minimum of 24 hours notice. However, meetings can be scheduled on shorter notice subject to availability and necessity. Meetings will be either in person or by phone at the discretion of the IC members.

2.
Members:  The IC will include five members, including the CEO and President of the Company, an independent Director of the Company (or other Company designee) and two persons nominated by Edward Levy (“Levy”) on behalf of Velocity Capital Advisors LLC (“VCA”).  The initial VCA members shall be Levy and Walter McLallen (“McLallen”).  Non-voting observers will include, among others, additional members of VCA as deemed appropriate.  The IC chairman shall be _______________, and the IC secretary shall be _________________.

3.	Voting: Investments will not be approved if there is one or more dissenting votes.

4.
Quorum:  In addition to either Levy or McLallen, two additional voting members of the IC are required to be in attendance. However, exceptions will be made for “Fast Track” approvals, when (a) immediate decisions are required (b) the proposed investment is expected to be highly liquid and is rated at least B/B2, (c) a member of the IC present at the meeting has direct experience with the issuer, and (d) at least one of the Company’s designees and one of the VCA members of the IC are in attendance; provided, however, any approval of a proposed investment, whether or not such investment is a “Fast Track Investment,” shall be subject to the policies, procedures and approval of the Company’s Board of Directors as they may determine from time to time.  For example, the Company’s Board of Directors anticipates establishing limitations on the amount of an investment or disposition of an investment that the Ameritrans Committee is authorized to approve without obtaining the prior approval of the Company’s Board of Directors.

5.	Minutes: The IC Secretary will keep minutes of all of the IC meetings. All investment recommendations will be recorded in the Investment Committee minutes (form to be provided).

6.
Full Underwriting vs. Re-underwriting:  Generally, complete or full underwriting will be required for each investment. “Full” underwriting consists of the IC formally recommending each investment.  In select instances, a “re-underwriting” will be sufficient to recommend an investment.  A re-underwriting will be permitted when VCA is repurchasing a credit it had previously owned but had sold such investment within the last 120 days (assuming that during such period news was not disseminated that significantly affected the underlying merits of the credit).  Re-underwriting will only be available to investments that are expected to be highly liquid and are rated at least B/B2 or for additional purchases of existing VCA investments.  Both Levy an McLallen in addition to the Company’s members on the IC must recommend a Re-underwriting. The IC will be notified of all Re-underwriting activity.

II.	Information Requirements

VCA will prepare and maintain the following information and analyses with respect to each investment in its portfolios.

1.	Credit Write-ups: Generally, complete credit write-ups in the standard VCA format (which will vary depending on the liquidity and rating of the credit) are required for every investment.

2.
“Fast Track” Approvals:  In “Fast Track” approval cases, market timing factors may require the IC to consider investments prior to the completion of a credit write-up. In such cases, the minimum that is required for the IC to consider and recommend an investment is the VCA write up cover page and select additional information that the credit analyst considers appropriate (e.g. bank book executive summary, bank meeting slide presentation, term sheet and accompanying analyses).  Fast track recommendations will only be considered when an investment is expected to be highly liquid and is rated at least B/B2.  If an investment is recommended on a fast track basis, a complete write-up is required within two weeks of the date of approval of the Ameritrans Committee or the Company’s Board of Directors, as the case may be.  Upon completion, the Credit Analyst is required to distribute the write up to all members of the IC.

3.
Models:  Financial models will generally be prepared by credit analysts for each investment that the IC considers.  The extent of the model will vary based upon a variety of factors, including  (a) experience with and performance of the issuer (b) response time required, and (c) the amount of time that has passed since a model was completed and reviewed.  Generally, complete models will be required when substantial time has passed or financial performance has been materially different from the time the last model was prepared and reviewed.  The standard VCA model format will typically be used to evaluate investments.